DECLARATION OF TRUST

                                       OF

                        FIRST TRUST EXCHANGE-TRADED FUND



                           Dated as of August 8, 2003

                                TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I--Name and Definitions                                            1

     Section 1.1         Name                                              1
     Section 1.2         Definitions                                       1

ARTICLE II--Trustees                                                       3

     Section 2.1         Number of Trustees                                3
     Section 2.2         Term of Office and Election                       3
     Section 2.3         Resignation and Appointment of Trustees           4
     Section 2.4         Vacancies                                         4
     Section 2.5         Delegation of Power to Other Trustees             5

ARTICLE III--Powers of Trustees                                            5

     Section 3.1         General                                           5
     Section 3.2         Investments                                       6
     Section 3.3         Legal Title                                       7
     Section 3.4         Issuance and Repurchase of Securities             7
     Section 3.5         Borrowing Money; Lending Trust Property           7
     Section 3.6         Collection and Payment                            7
     Section 3.7         Expenses                                          7
     Section 3.8         Manner of Acting; By-Laws                         8
     Section 3.9         Miscellaneous Powers                              8

ARTICLE IV--Investment Adviser, Distributor, Custodian and
            Transfer Agent                                                 9

     Section 4.1         Investment Adviser                                9
     Section 4.2         Distributor                                       9
     Section 4.3         Custodian                                        10
     Section 4.4         Transfer Agent                                   10
     Section 4.5         Parties to Contract                              10

ARTICLE V--Limitations of Liability of Shareholders, Trustees and
           Others                                                         11

     Section 5.1         No Personal Liability of Shareholders            11
     Section 5.2         Limitation of Liability of Trustees and Others   11
     Section 5.3         Mandatory Indemnification                        12


                                        -ii-


     Section 5.4         No Bond Required                                 14
     Section 5.5         No Duty of Investigation; Notice in Trust
                         Instruments                                      14
     Section 5.6         Good Faith Action; Reliance on Experts           15
     Section 5.7         Derivative Actions                               15

ARTICLE VI--Shares of Beneficial Interest                                 16

     Section 6.1         Shares of Beneficial Interest                    16
     Section 6.2         Establishment of Series and Classes of Shares    17
     Section 6.3         Ownership of Shares                              19
     Section 6.4         No Preemptive Rights, Etc.                       19
     Section 6.5         Status of Shares and Limitation of
                         Personal Liability                               20
     Section 6.6         Voting Powers                                    20

ARTICLE VII--Redemptions                                                  21

     Section 7.1       Redemptions                                        21
     Section 7.2       Suspension of Right Redemption                     22
     Section 7.3       Redemption of Shares; Disclosure of Holding        22

ARTICLE VIII--Determination of Net Asset Value, Net Income and            23
              Distributions

ARTICLE IX--Duration; Termination of Trust; Amendment;
            Mergers, etc.                                                 23


     Section 9.1         Duration                                         23
     Section 9.2         Termination of Trust or Series or Class          23
     Section 9.3         Amendment Procedure                              24
     Section 9.4         Merger, Consolidation and Sale of Assets         25
     Section 9.5         Merger, Consolidation and Sale of Assets
                         to Non-Operating Entity                          26

ARTICLE X--Miscellaneous                                                  26

     Section 10.1        Filing                                           26
     Section 10.2        Governing Law                                    26
     Section 10.3        Principal Office                                 27
     Section 10.4        Counterparts                                     27
     Section 10.5        Reliance by Third Parties                        27
     Section 10.6        Provisions in Conflict with Law or Regulations   27


                                        -iii-


BUSDOCS:1228927.2
                              DECLARATION OF TRUST

                                       OF

                        FIRST TRUST EXCHANGE-TRADED FUND


                           Dated as of August 8, 2003


         DECLARATION OF TRUST made this 8th day of August 2003 by the initial Trustee hereunder.

         WHEREAS, the Trustee desires to establish a trust fund for the purposes of carrying on the business of a management investment company; and

         WHEREAS, in furtherance of such purposes, the Trustee and any successor Trustees elected or appointed in accordance with Article II hereof are acquiring and may hereafter acquire assets and properties which they will hold and manage as trustees of a Massachusetts business trust with transferable shares in accordance with the provisions hereinafter set forth;

         NOW THEREFORE, the Trustees and any successor Trustees elected or appointed in accordance with Article II hereof declare that they will hold all cash, securities and other assets and property which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST, that they will manage and dispose of the same upon the following terms and conditions for the pro rata benefit of holders, from time to time, of the shares of beneficial interest in this Trust as hereinafter set forth.

                                    ARTICLE I

                              NAME AND DEFINITIONS

         Section 1.1. Name. The name of the Trust is First Trust Exchange-Traded Fund

         Section 1.2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

         (a) "By-Laws" means the By-laws referred to in Section 3.9 hereof, as from time to time amended.

         (b) "Commission" has the meaning given that term in the 1940 Act.

         (c) "Declaration" means this Declaration of Trust, as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

         (d) "Interested Person" has the meaning given that term in the 1940
Act.

         (e) "Majority Shareholder Vote" has the same meaning as the phrase "vote of a majority of the outstanding voting securities" as defined in the 1940 Act.

         (f) "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time, and as such Act or the Rules and Regulations thereunder may apply to the Trust pursuant to any exemptive order or similar relief or interpretation issued by the Commission under such Act.

         (g) "Person" means and includes individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

         (h) "Shareholder" means a record owner of outstanding Shares.

         (i) "Shares" means the Shares of Beneficial Interest into which the beneficial interest in the Trust shall be divided from time to time. The term "Shares" includes fractions of Shares as well as whole Shares.

         (j) "Trust" means the trust hereunder.

         (k) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

         (l) "Trustee" or "Trustees" means each signatory to the Declaration, so long as such signatory shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES

         Section 2.1. Number of Trustees. By vote or consent of the initial Trustee, or by a majority vote or consent of the Trustees as may subsequently be then in office, the Trustees may fix the number of Trustees at a number not less than three (3) or greater than fifteen (15). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed pursuant to Section 2.2 hereof at the time of the decrease, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 2.2.

         Section 2.2. Term of Office and Election. Except as otherwise resulting from the death, resignation, retirement, removal or incapacity of a Trustee as set forth below, each Trustee shall hold office until the next meeting of shareholders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor is appointed or elected, and qualified.

         (a) any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by that Trustee and delivered to the Trust, which shall take effect upon such delivery or upon such later date as is specified therein;

         (b) any Trustee may be removed at any time, with or without cause, by written instrument signed by at least three-quarters of the Trustees, specifying the date when such removal shall become effective;

         (c) any Trustee who has attained a mandatory retirement age established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy; and

         (d) a Trustee may be removed at any meeting of Shareholders by a vote of Shares representing two-thirds of the outstanding Shares of the Trust entitled to vote for the election of such Trustee.

Upon the death, resignation, retirement, incapacity or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, such individual, or in the event of death or incapacity, such individual's legal representative, shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning, retiring or removed Trustee, provided however that such individual shall automatically cease to have any right, title or interest in any of the Trust Property and the right, title and interest of such individual in the Trust Property shall vest automatically in the remaining Trustees, whether or not conveyanceing documents have been executed and delivered.

Except to the extent expressly provided in a written agreement to which the Trust is a party or in a written policy adopted by the Trustees, no resigning or removed Trustee shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

         Section 2.3. Resignation and Appointment of Trustees. In case of the declination, death, resignation, retirement or removal of any of the Trustees, or in case a vacancy shall, by reason of an increase in number of Trustees, or for any other reason, exist, a majority of the remaining Trustees may fill such vacancy by appointing such other individual as they in their discretion shall see fit, and any Trustee who is so appointed in the interim to fill a vacancy as provided hereunder shall have the same remaining term as that of his predecessor, if any, or such term as the Trustees shall determine. Any such appointment shall not become effective, however, until the person appointed shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, removal or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation, removal or increase in number of Trustees. The power of appointment is subject to all applicable provisions of the 1940 Act.

         Section 2.4. Vacancies. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of the Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, or while any Trustee is incapacitated, the other Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration, and only such other Trustees shall be counted for the purposes of the existence of a quorum or the taking of any action to be taken by the Trustees. A written instrument certifying the existence of such vacancy or incapacity signed by a majority of the Trustees shall be conclusive evidence of the existence thereof.

         Section 2.5. Delegation of Power to Other Trustees. Subject to requirements imposed by the 1940 Act and other applicable law, any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two Trustees personally exercise the powers granted to the Trustees under the Declaration except as otherwise expressly provided herein, provided however that these limitations shall not apply to any power of attorney granted to any one or more Trustees or officers of the Trust in connection with any regulatory filings made from time to time on behalf of the Trust.

                                   ARTICLE III

                               POWERS OF TRUSTEES

                  Section 3.1. General. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration providing for the conduct of the business and affairs of the Trust and may amend and repeal them at any time to the extent that such Bylaws do not reserve that right to the Shareholders; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, in each case with or without cause, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint and terminate any one or more committees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon Shareholders; and in general they may delegate to any officer of the Trust, to any committee and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

         The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts and within and without the United States of America, and to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

         The enumeration of any specific power herein shall not be construed as limiting the aforesaid power or any other power of the Trustees hereunder. Such powers of the Trustees may be exercised without order of or resort to any court.

         Section 3.2.  Investments.  (a) The Trustees shall have the power:

         (i) to conduct, operate and carry on the business of an investment company; and

         (ii) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of cash and securities of every nature and kind, U.S. and foreign currencies, any form of gold or other precious metal, commodity contracts, any form of option contract, contracts for the future acquisition or delivery of fixed income or other securities, derivative instruments of every kind, "when-issued" or standby contracts, and all types of obligations or financial instruments, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed or sponsored by any and all Persons and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by trustees or fiduciaries including, without limitation, any law or custom relating to investing in securities or obligations maturing before the possible termination of the Trust, and from time to time to change the investments in which the assets of the Trust are invested; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments.

         (b) Notwithstanding any other provision of the Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the Trust Property, or sell all or a portion of such Trust Property and invest the proceeds of such sales, in one or more other investment companies to the extent not prohibited by the 1940 Act.

         Section 3.3. Legal Title. Legal title to all Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person or nominee, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, on such terms as the Trustees may determine.

         Section 3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII and VIII hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds of the Trust or other Trust Property, whether capital or surplus or otherwise.

         Section 3.5. Borrowing Money; Lending Trust Property. The Trustees shall have power to borrow money or otherwise obtain credit, to issue notes or other instruments in connection therewith and to secure the same by mortgaging, pledging or otherwise subjecting as security the Trust Property, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property.

         Section 3.6. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

         Section 3.7. Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees, and Trustees.

         Section 3.8. Manner of Acting; By-Laws. Except as otherwise provided herein, in the 1940 Act or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of two-thirds of the Trustees.

         Section 3.9. Miscellaneous Powers. Without limiting the foregoing, the Trustees shall have the power to:

         (a) enter into joint ventures, partnerships and any other combinations or associations;

         (b) purchase, and pay for out of Trust Property, such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring Shareholders, any administrator, Trustees, officers, employees, agents, any investment adviser, any distributor, selected dealers or other independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability;

         (c) establish pension, profit-sharing, Share purchase, deferred compensation, and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any Trustees, officers, employees or agents of the Trust;

         (d) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including any Investment Adviser, administrator, Custodian, Distributor, Transfer Agent, shareholder servicing agent and any dealer, to such extent as the Trustees shall determine;

         (e) guarantee indebtedness or contractual obligations of others;

         (f) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept;

         (g) adopt a seal for the Trust, provided that the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; and

         (h) carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, proper or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.



                                   ARTICLE IV

          INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT

         Section 4.1. Investment Adviser. Subject to applicable requirements of the 1940 Act, the Trustees may in their discretion from time to time enter into one or more investment advisory, management or sub-advisory or submanagement contracts whereby the other party to each such contract (an "Investment Adviser") shall undertake to furnish the Trust such management, investment advisory, statistical and research facilities and services, promotional activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provision of the Declaration, the Trustees may delegate to such Investment Adviser authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of assets of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any of such purchases, sales, loans or exchanges shall be deemed to have been authorized by all the Trustees. Such services may be provided by one or more Persons.

         Section 4.2. Distributor. Subject to applicable requirements of the 1940 Act, the Trustees may in their discretion from time to time enter into one or more exclusive or non-exclusive underwriting or distribution contracts providing for the sale of Shares, whereby the Trust may either agree to sell the

Shares to the other party to any such contract (a "Distributor") or appoint any such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the Declaration or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements or agency agreements with securities dealers or other Persons to further the purpose of the distribution or repurchase of the Shares. Such services may be provided by one or more Persons.

         Section 4.3. Custodian. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party to each such contract (a "Custodian") shall undertake to furnish such custody services to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the 1940 Act, the Declaration or the By-Laws. The Trustees may authorize any Custodian to employ one or more sub-custodians from time to time to perform such of the services of the Custodian as the Trustees shall from time to time consider desirable. Services described in this Section may be provided by one or more Persons.

         Section 4.4. Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency or sub-transfer agency and shareholder servicing contracts whereby the other party to each such contract (a "Transfer Agent") shall undertake to furnish such transfer agency and/or shareholder services to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the Declaration or the By-Laws. Such services may be provided by one or more Persons.

         Section 4.5. Parties to Contract. Any contract of the character described in any Section of this Article IV may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this

Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1, 4.2, 4.3 and 4.4 above, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.5.

                                    ARTICLE V

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

         Section 5.1. No Personal Liability of Shareholders. No Shareholder or former Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust solely by reason of being or having been a Shareholder. The Trust shall indemnify and hold each Shareholder and former Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject solely by reason of his or her being or having been a Shareholder (other than taxes payable by virtue of owning Shares), and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder or former Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder or former Shareholder in any appropriate situation even though not specifically provided herein. The Trust shall, upon request by a Shareholder or former Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Trust and satisfy any judgment thereon from the assets of the Trust.

         Section 5.2. Limitation of Liability of Trustees and Others. (a) No Trustee, officer, or employee of the Trust shall be subject to any liability whatsoever to any Person in connection with Trust Property or the affairs of the Trust, and no Trustee shall be responsible or liable in any event for any neglect or wrongdoing of any officer, employee or agent of the Trust or for the act of omission of any other Trustee. Notwithstanding anything to the contrary in this Section 5.2(a) or otherwise, nothing in the Declaration shall protect any Trustee, officer, or employee of the Trust against any liability to the Trust or its Shareholders to which he, she or it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office or position with or on behalf of the Trust.

         (b) All Persons extending credit to, contracting with or having claim against the Trust shall look solely to the assets of the Trust for payment under such credit, contract or claim; and no Trustee or any of the Trust's officers or employees, whether past, present or future, shall be personally liable therefor.

         Section 5.3. Mandatory Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

         (i) every person who is or has been a Trustee or officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust against all liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which that individual becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by that individual in the settlement thereof;

         (ii) the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement or compromise, fines, penalties and other liabilities.

         (b) No indemnification shall be provided hereunder to a Covered Person:

         (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office;

         (ii) with respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that that individual's action was in the best interest of the Trust; or

         (iii) in the event of a settlement involving a payment by a Trustee or officer or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b)(ii) above resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that that individual did not engage in such conduct:

                  (A) by vote of a majority of the Disinterested Trustees (as defined below) acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

                  (B) by written opinion of (i) the then-current legal counsel to the Trustees who are not Interested Persons of the Trust or (ii) other legal counsel chosen by a majority of the Disinterested Trustees (or if there are no Disinterested Trustees with respect to the matter in question, by a majority of the Trustees who are not Interested Persons of the Trust) and determined by them in their reasonable judgment to be independent.

         (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained herein shall limit the Trust from entering into other insurance arrangements or affect any rights to indemnification to which Trust personnel, including Covered Persons, may be entitled by contract or otherwise under law.

         (d) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it is ultimately determined that the Covered Person is not entitled to indemnification under this Section 5.3, provided that either:

         (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

         (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or legal counsel meeting the requirement in Section 5.3(b)(iii)(B) above in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

         As used in this Section 5.3 a "Disinterested Trustee" is one (i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

         (e) With respect to any such determination or opinion referred to in clause (b)(iii) above or clause (d)(ii) above, a rebuttable presumption shall be afforded that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office in accordance with pronouncements of the Commission.

         Section 5.4. No Bond Required. No Trustee, or officer shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

         Section 5.5. No Duty of Investigation; Notice in Trust Instruments. No purchaser, lender, shareholder servicing agent, Transfer Agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees or officers shall recite that the same is executed or made by them not individually, but as or on behalf of Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees, officers or Shareholders individually, but bind only the Trust estate, and may contain any further recital deemed appropriate, but the omission of such recital shall not operate to bind any of the Trustees, officers or Shareholders individually. The Trustees may maintain insurance for the protection of the Trust Property, Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         Section 5.6. Good Faith Action; Reliance on Experts. The exercise by the Trustees or the officers of the Trust of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. The Trustees or the officers of the Trust shall not be liable for errors of judgment or mistakes of fact or law. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be under no liability and fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon advice of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Distributor, Transfer Agent, Custodian, any shareholder servicing agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

         Section 5.7. Derivative Actions. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust would otherwise result, or if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a material personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment adviser or Distributor, or the amount of such remuneration.

         Such demand shall be mailed to the Secretary or Clerk of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust shall be subject to the right of the Shareholders under Section 6.6 of the Declaration to vote, by Majority Shareholder Vote, on whether or not such court action, proceeding or suit should or should not be brought or maintained.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

         Section 6.1. Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of beneficial interest, of such series, classes, and of such designations and par values (if any) and with such rights, preferences, privileges and restrictions as shall be determined by the Trustees in their sole discretion, without Shareholder approval, from time to time and shall initially consist of one class of an unlimited number of common shares, par value $.01 per share. The number of Shares is unlimited and each Share shall be fully paid and nonassessable. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of the Trust or of the Shareholders of any series or class of Shares, to create and establish (and to change in any manner) series or classes of Shares with such preferences, voting powers, rights and privileges as the Trustees may from time to time determine; to divide or combine the Shares or the Shares of any series or classes into a greater or lesser number, including, without limitation, such a division or combination accomplished by means of a stock split or a reverse stock split, without thereby changing their proportionate beneficial interest in the Trust, to classify or reclassify any issued Shares into one or more series or classes of Shares; to abolish any one or more series or classes of Shares; and to take such other action with respect to the Shares as the Trustees may deem desirable. Except as may be specifically set forth in this Declaration or in an instrument establishing and designating series or classes of Shares, the Shares shall have the powers, preferences, rights, qualifications, limitations and restrictions described below:

        (i) in the event of the termination of the Trust the holders of Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

        (ii) the holders of the Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine.

        (iii) dividends or other distributions, when, as and if declared by the Trustees, shall be shared equally by the holders of Shares on a share for share basis. Any dividends or other distributions or any portion thereof as declared and distributed may be paid in cash to the holder, or alternatively, be reinvested in full and fractional Shares of the Trust as directed by the Trustees, or, if so permitted by the Trustees, at the election of the Shareholder.

        (iv) The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time. Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust.

        (v) Shares may be issued from time to time, without the vote of the Shareholders (or, if the Trustees in their sole discretion deem advisable, with a vote of Shareholders), either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Trustees, from time to time, may deem advisable, and the Trust may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities). Notwithstanding anything contained herein to the contrary, the Trustees may in their sole discretion, and without Shareholder approval, determine to issue Shares of the Trust or any series or class only in lots of such aggregate number of Shares as shall be determined by the Trustees, to be called "Creation Units", and in connection with the issuance of such Creation Units, to charge such transaction fees or other fees as the Trustees shall determine, provided however that the Trustees may from time to time, in their sole discretion and without Shareholder approval, determine to alter the number of Shares constituting a Creation Unit.

        (vi) The Trust may issue Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust, but excluding the right to receive a certificate representing fractional shares.


         Section 6.2.      Establishment of Series and Classes of Shares.

         (a) Series. The Trustees, in their sole discretion, without obtaining any prior authorization or vote of the Shareholders of the Trust or of the Shareholders of any series or class of Shares, from time to time may authorize the division of Shares into two or more series, the number and relative rights, privileges and preferences of which shall be established and designated by the Trustees, in their discretion, upon and subject to the following provisions:

         (i) All Shares shall be identical, subject to such variations as shall be fixed and determined by the Trustees between different series (and different classes of a series) as provided herein and as are approved by the Trustees and as are consistent with applicable laws.

         (ii) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

         (iii) The power of the Trustees to invest and reinvest the assets of the Trust allocated or belonging to any particular series shall be governed by
Section 3.2, hereof unless otherwise provided in the instrument of the Trustees establishing such series which is hereinafter described.

         (iv) Each Share of a series shall represent a beneficial interest in the net assets allocated or belonging to such series only, and such interest shall not extend to the assets of the Trust generally. Dividends and distributions on Shares of a particular series may be paid with such frequency as the Trustees may determine, which may be monthly or otherwise, pursuant to a standing vote or votes adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that series only, from such of the income and capital gains, accrued or realized, from the assets belonging to that series. All dividends and distributions on Shares of a particular series shall be distributed pro rata to the Shareholders of that series in proportion to the number of Shares of that series held by such Shareholders at the date and time of record established for the payment of such dividends or distributions. Shares of any particular series of the Trust may be redeemed in accordance with Section
7.1 hereof solely out of the assets of the Trust allocated or belonging to that series. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series only.

         (v) Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of the Shareholders of the Trust, all Shares of all series then entitled to vote shall be voted in the aggregate, except that (i) when required by the 1940 Act to be voted by individual series or class, Shares shall be voted by individual series or class, and (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more series or classes, only Shareholders of such series or class shall be entitled to vote thereon.

         (vi) The establishment and designation of any series of Shares shall be authorized by the vote of a majority of the Trustees and shall be evidenced by the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, and the effective date of such establishment and designation or by the execution of such an instrument by the Secretary or an Assistant Secretary pursuant to a vote of the majority of the Trustees.

         (b) Classes. Notwithstanding anything in this Declaration to the contrary, the Trustees may by majority vote, in their discretion, without obtaining any prior authorization or vote of the Shareholders, from time to time authorize the division of Shares of the Trust or any series thereof into Shares of one or more classes, which shall be evidenced by the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such class or classes, and the effective date of such establishment and designation or by the execution of such an instrument by the Secretary or an Assistant Secretary pursuant to a vote of the majority of the Trustees. All Shares of a class shall be identical with each other and with the Shares of each other class of the same series except for such variations between classes as may be approved by the Trustees and set forth in such instrument of establishment and designation and be permitted under the 1940 Act.

         Section 6.3. Ownership of Shares. The ownership and transfer of Shares shall be recorded on the books of the Trust or its transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust, as kept by the Trust or any transfer or similar agent of the Trust, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder.

         Section 6.4. No Preemptive Rights, Etc. The holders of Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. The holders of Shares shall have no appraisal rights with respect to their Shares and, except as otherwise determined by resolution of the Trustees in their sole discretion, shall have no exchange or conversion rights with respect to their Shares.

         Section 6.5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting. Neither the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

         Section 6.6. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees when that issue is submitted to Shareholders, and for the removal of Trustees as provided in Section 2.2 hereof,
(ii) with respect to any investment advisory or management contract on which a shareholder vote is required by the 1940 Act, (iii) with respect to termination of the Trust to the extent and as provided in Section 9.2 hereof, (iv) with respect to any amendment of the Declaration to the extent and as provided in
Section 9.3 hereof, (v) with respect to any merger, consolidation, or sale of assets to the extent and as provided in Sections 9.4 hereof, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-Laws, or any registration of the Trust with the Commission (or any successor agency) or any other regulator having jurisdiction over the Trust, or as the Trustees may consider necessary or desirable.

                  A Shareholder shall be entitled to one vote for each Share owned by such Shareholder on each matter on which such Shareholder is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Shares held in the treasury of the Trust shall not be voted. On any matter submitted to a vote of the Shareholders of the Trust, all Shares then entitled to vote shall be voted together as a single class, except as otherwise provided in this Declaration, by applicable law or as may be set forth in the instrument establishing and designating any series or class, provided that where only a particular series or class is effected, only the required vote by the applicable series or class shall be required.

         Except when a larger vote is required by applicable law or by any provision of the Declaration or the By-Laws, if any, Shares representing a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that, unless otherwise provided in the By-Laws, abstentions and broker non-votes shall not be counted as votes cast but shall be counted as being present for purposes of determining the existence of a quorum.

         There shall be no cumulative voting in the election of Trustees. Until Shares are issued and during any period when no Shares are outstanding, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholder votes and meetings and related matters.


                                   ARTICLE VII

                                   REDEMPTIONS

         Section 7.1. Redemptions. All Shares shall be redeemable based on a redemption price determined in accordance with this Section 7.1 and Article VIII of the Declaration, provided however that if the Trustees determine, pursuant to
Section 6.1(v) of Article VI hereof to issue Shares of the Trust or any series or class thereof in Creation Units, then only Shares of such series or class aggregating a Creation Unit shall be redeemable hereunder, and unless the Trustees otherwise determine, there shall be no redemption of partial or fractional Creation Units. Redeemed Shares may be resold by the Trust. The Trust shall redeem the Shares at the price determined as hereinafter set forth, upon acceptance of the appropriately verified application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose in the Trust's then effective registration statement under the Securities Act of 1933 and the 1940 Act. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, in the Trust's registration statement regarding the redemption of Shares. Shares shall be redeemed at the net asset value thereof next determined after acceptance of such request, less any applicable redemption fee or sales charge.

         Subject to Section 7.2 hereof, payment for said Shares shall be made to the Shareholder in cash, in property or a combination of both cash and property at such time and in such manner not inconsistent with the 1940 Act or other applicable law, and may be specified from time to time in the Trust's then effective prospectus under the Securities Act of 1933.

         Section 7.2. Suspension of Right of Redemption. The Trust may declare a suspension of the right of redemption or postpone the date of payment of the redemption proceeds of any series or class as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trust shall specify, and thereafter there shall be no right of redemption or payment of the redemption proceeds until the Trust shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw the Shareholder's request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

         Section 7.3. Redemption of Shares; Disclosure of Holding. The Trustees may, in their discretion, require the Trust to redeem Shares held by any Shareholder for any reason under terms set by the Trustees, including, but not limited to, (i) the determination of the Trustees that direct or indirect ownership of Shares of any series has or may become concentrated in such Shareholder to an extent that would disqualify that series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to that Shareholder, (iv) the value of a Shareholder's Shares being less than a minimum amount established from time to time by the Trustees, (v) failure of a Shareholder to meet or maintain the qualifications for ownership of a particular class of Shares, or
(vi) the determination by the Trustees or pursuant to policies adopted by the Trustees that ownership of Shares by a particular Shareholder is not in the best interests of the remaining Shareholders of the Trust or applicable series or class. The redemption shall be effected at the redemption price and in the manner provided in Section 7.1 hereof.

         The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute), or to comply with the requirements of any other law or regulation, and ownership of Shares may be disclosed by the Trustees if so required by law or regulation.

                                  ARTICLE VIII

                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

         The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Trustees such bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable.

                                   ARTICLE IX

                         DURATION; TERMINATION OF TRUST;
                            AMENDMENT; MERGERS, ETC.

         Section 9.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

         Section 9.2. Termination of Trust or Series or Class. (a) The Trust may be terminated at any time (1) by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of Shareholders, or (2) by the Trustees by written notice to the Shareholders. Upon the termination of the Trust:

         (i) The Trust shall carry on no business except for the purpose of winding up its affairs;

         (ii) The Trustees shall proceed to wind up the affairs of the Trust and all the powers of the Trustees under the Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; and

         (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly in cash and partly in kind, among the Shareholders of the Trust according to their respective rights.

         (b) After termination of the Trust and distribution to the Shareholders of the Trust as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust, and the rights and interests of all Shareholders of the Trust shall thereupon cease.

The foregoing provisions of Section 9.2(a) and (b) shall also apply mutatis mutandis to the termination of any series or any class.

         Section 9.3. Amendment Procedure. (a) Except as specifically provided herein, the Trustees may, without any Shareholder vote, amend or otherwise supplement the Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration. Without limiting the foregoing power reserved to the Trustees, the Trustees may, without any Shareholder vote, amend the Declaration to change the name or principal office of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary or advisable, to conform the Declaration to the requirements of applicable law, including the 1940 Act and the Internal Revenue Code of 1986, as amended, but the Trustees shall not be liable for failing to do so. Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in Section 6.8; (ii) any amendment to Section 9.3(a) or (b);
(iii) any amendment as may be required by law or by the Trust's registration statement to be approved by Shareholders; and (iv) any amendment submitted to them by the Trustees. Except as otherwise provided in Section 9.3(c), any amendment on which Shareholders have the right to vote shall require a Majority Shareholder Vote of the Shareholders of the Trust, or the written consent, without a meeting, of the holders of a majority of the outstanding Shares of the Trust.

         (b) Nothing contained in the Declaration shall permit the amendment of the Declaration to impair the exemption from personal liability of the Shareholders, former Shareholders, Trustees, officers, or employees of the Trust or to permit assessments upon Shareholders or former Shareholders. Notwithstanding anything else herein, any amendment to Section 5.3 shall not limit the rights to indemnification or insurance provided therein with respect to actions or omissions of persons entitled to indemnification under such Section prior to such amendment.

         (c) No amendment may be made which shall amend, alter, change or repeal any of the provisions of Section 2.2, Section 9.2, this Section 9.3(c) or
Section 9.4 unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of sixty-six and two-thirds percent (66 2/3%) of the Shares outstanding and entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or any agreement between the Trust and any national securities exchange.

         (d) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders (if applicable) or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

         Section 9.4. Merger, Consolidation and Sale of Assets. Subject to applicable law and except as otherwise provided in Section 9.5 hereof, the Trust or any series or class thereof may merge or consolidate with any other corporation, association, trust or other organization, including a series or class of such other organization or another series or class of the Trust (in each case, an acquiring fund), or may sell, lease or exchange all or substantially all of the Trust Property or the property of any series or class, including its good will, upon such terms and conditions and for such consideration when and as authorized (a) at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of not less than two-thirds of the Shares of the Trust, or the applicable series or class as the case may be, outstanding and entitled to vote, or (b) by the written consent, without a meeting, of the holders of not less than two-thirds of such Shares, provided, however, that if such merger, consolidation, sale, lease or exchange has been previously approved by the affirmative vote of two-thirds of the Trustees, a Majority Shareholder Vote of the Trust, or the applicable series or class, as the case may be, voted in person or by proxy shall be sufficient authorization. Any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of The Commonwealth of Massachusetts. Such transactions may be effected through share-for-share exchanges, transfers or sales of assets, in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees. Nothing contained herein shall be construed as requiring approval of Shareholders for any sale of assets in the ordinary course of the business of the Trust, for any sale of assets in connection with the termination of the Trust, a series or class, as provided herein, or for any transaction, whether deemed a merger, consolidation, reorganization or exchange of shares or otherwise, whereby the Trust or any series issues shares in connection with the acquisition of assets (including those subject to liabilities) from any other investment company or similar entity.

         Section 9.5. Merger, Consolidation and Sale of Assets to Non-Operating Entity. Notwithstanding anything in Section 9.4 to the contrary, the Trustees may, without the vote or consent of Shareholders, authorize any merger, consolidation, reorganization or sale of assets otherwise permitted with the consent of Shareholders pursuant to Section 9.4, if, immediately prior thereto, the acquiring fund is not an operating entity. The Trustees shall provide written notice to affected shareholders of each such transaction.


                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1. Filing. The Declaration and any subsequent amendment hereto shall be filed in the office of the Secretary of The Commonwealth of Massachusetts and in such other place or places as may be required under the laws of The Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate, provided that the failure to so file shall not invalidate this instrument or any properly authorized amendment hereto. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by an officer or Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some other time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

         Section 10.2. Governing Law. The Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such action.

         Section 10.3. Principal Office; Registered Agent. The principal office of the Trust is 1001 Warrenville Road, Suite 300, Lisle, Illinois 60532 and the name and address of the registered agent of the Trust is CT Corporation System, 101 Federal St., Boston, Massachusetts. The Trustees, without a vote of Shareholders, may change the principal office of the Trust and the registered agent of the Trust.

         Section 10.4. Counterparts. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         Section 10.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be an officer or Trustee hereunder, certifying to: (i) the number or identity of Trustees or Shareholders, (ii) the due authorization of the execution of any instrument or writing, (iii) the form of any vote passed at a meeting of Trustees or Shareholders, (iv) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of the Declaration, (v) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (vi) the existence of any fact or facts which in any manner relates to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

         Section 10.6.  Provisions in Conflict with Law or Regulations.

         (a) No provision of this Declaration shall be effective to require a waiver of compliance by the Trust of any provision of the Securities Act of 1933, as amended, or the 1940 Act. The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

         (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.


                                                    [Signature page follows.]

                                        -28-



         IN WITNESS WHEREOF, the undersigned has executed this instrument as of the day and year first written above.



/s/ James A. Bowen
-------------------------------
James A. Bowen
1001 Warrenville Road, Suite 300
Lisle, Illinois 60532